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                                                                     EXHIBIT 5.1

                                 March 29, 2004

Luminent Mortgage Capital, Inc.
909 Montgomery Street
Suite 500
San Francisco, California  94133


   Re: Luminent Mortgage Capital, Inc., a Maryland corporation (the "Company") -- Registration Statement on Form S-11 (the "Registration Statement"), as amended (Registration No. 333-113493), pertaining to Fifteen Million (15,000,000) shares (the "Shares") of common stock, par value one tenth of one cent ($0.001) per share ("Common Stock") to be issued and sold by the Company


Ladies and Gentlemen:

                  We have acted as special Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-11, filed with the Securities and Exchange Commission (the "Commission") on or about March 11, 2004, as amended (the "Registration Statement"). You have requested our opinion with respect to the matters set forth below.

                  In our capacity as special Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  (i) the corporate charter of the Company (the "Charter"), represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on April 25, 2003, Articles of Amendment and Restatement filed with the Department on June 5, 2003 and Articles Supplementary filed with the Department on December 22, 2003;

                  (ii) the Bylaws of the Company, as adopted on April 25, 2003 (the "Original Bylaws"), the Amended and Restated Bylaws of the Company, as adopted on June 4, 2003 (the "Amended Bylaws") and the Second Amended and Restated Bylaws of the Company as adopted on October 24, 2003 (the
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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Luminent Mortgage Capital, Inc.
March 29, 2004
Page 2


                           "Second Amended and Restated Bylaws" and together with Original Bylaws and the Amended Bylaws, the "Bylaws");

                  (iii) the Action by Written Consent of the Sole Member of the Board of Directors of the Company, dated as of April 25, 2003 (the "Organizational Minutes");

                  (iv) resolutions adopted by the Board of Directors of the Company, or committees thereof, dated as of June 3, 2003, June 4, 2003, June 5, 2003, July 25, 2003,
                           August 5, 2003, August 13, 2003, October 24, 2003 and March 10, 2004 (the "Existing Directors' Resolutions" and together with the Organizational Minutes and the Final Determinations ((as hereinafter defined), the "Directors' Resolutions");

                  (v) a certificate of Gail P. Seneca, Ph.D, the Chairman of the Board and Chief Executive Officer of the Company, and Christopher J. Zyda, Senior Vice President and Chief Financial Officer of the Company, of even date herewith (the "Officers' Certificate"), to the effect that, among other things, the Charter, the Bylaws, and the Existing Directors' Resolutions are true, correct and complete, and that the Charter, the Second Amended and Restated Bylaws and the Existing Directors' Resolutions have not been rescinded or modified and are in full force and effect as of the date of the Officers' Certificate, and certifying as to the manner of adoption of the Existing Directors' Resolutions and the authorization for issuance of the Shares;

                  (vi) the Registration Statement and the related form of prospectus included therein, in substantially the form filed with the Commission pursuant to the Act;

                  (vii) a status certificate of the Department, dated March 26, 2004, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

                  (viii) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

                  In reaching the opinion set forth below, we have assumed the following:
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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Luminent Mortgage Capital, Inc.
March 29, 2004
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                  (a)      each person executing any of the Documents on behalf
                           of a party (other than the Company) is duly authorized to do so;

                  (b) each natural person executing any of the Documents is legally competent to do so;

                  (c) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

                  (d) none of the Shares will be issued or transferred in violation of the provisions of Article V of the Charter relating to restrictions on ownership and transfer of stock; and

                  (e) prior to issuance of the Shares, the Board of Directors, or a duly appointed committee thereof, will adopt resolutions determining the final number of Shares to be issued, the consideration to be received by the Company therefor and the terms of issuance and sale of the Shares, and authorizing the issuance of Shares in accordance with such determinations (collectively, the "Final Determinations").

                  Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

                  (1) The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

                  (2) The issuance of the Shares has been generally authorized by all necessary corporate action on the part of the Company and when such Shares are issued and delivered by the Company in exchange for the consideration therefor as provided in, and in accordance with, the Directors' Resolutions, such Shares will be validly issued, fully paid and non-assessable.
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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Luminent Mortgage Capital, Inc.
March 29, 2004
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                  The foregoing opinion is limited to the laws of the State of
Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

                  This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                     Very truly yours,

                                     /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP